Exhibit 99.1

February 10, 2022

Encision Reports Third Quarter Fiscal Year 2022 Results

Boulder, Colorado, February 10, 2022 -- Encision Inc. (PK:ECIA), a medical device company owning patented Active Electrode Monitoring (AEM®) Technology that prevents dangerous radiant energy burns in minimally invasive surgery, today announced financial results for its fiscal 2022 third quarter that ended December 31, 2021.

The Company posted quarterly net revenue of $1.94 million for a quarterly net loss of $16 thousand, or $0.00 per diluted share. These results compare to net revenue of $2.16 million for a quarterly net income of $599 thousand, or $0.05 per diluted share, in the year-ago quarter. Net income in last year’s quarter included $599 thousand of extinguishment of debt income. Gross margin on net revenue was 52% in the fiscal 2022 third quarter and 51% in the fiscal 2021 third quarter.

The Company posted nine months net revenue of $6.07 million for a nine months net income of $337 thousand, or $0.03 per diluted share. Net income included extinguishment of debt income. These results compare to nine months net revenue of $5.39 million for a nine months net income of $469 thousand, or $0.04 per diluted share, in the year-ago nine months. Net income included extinguishment of debt income. Gross margin on net revenue was 49% in the fiscal 2022 nine months and 51% in the fiscal 2021 nine months. Gross margin in the fiscal 2022 nine months was lower due to higher material costs.

“Total revenue, which included service revenue, decreased 10% from our third quarter revenue of last year,” said Gregory Trudel, President and CEO of Encision Inc. “COVID reduced total surgical procedures and our revenues suffered as a result. We continue to be positive as we assess and navigate the ups and downs of the pandemic market and continuously look for opportunities to serve our customers and to drive adoption. Our sales and marketing efforts are yielding new customers for our EnTouch® 2X Scissors and we look forward to their contributions as the market bounces back.”

“Service revenue for our third quarter of fiscal 2022 resulted from services performed under a Master Services Agreement with Auris Health, Inc. (“Auris Health”), a part of the Johnson & Johnson family of companies. Under the agreement, we are collaborating on the integration of AEM Technology into monopolar instrumentation produced by Auris Health for advanced surgical applications. This work is ongoing and is reported separately, as service revenue, in our Statement of Operations.”

“In August 2021, we signed a Supply Agreement with Auris Health. During the term of the agreement, Auris has agreed to buy certain AEM® Technology enabled products exclusively from us. We are proud of being awarded this agreement and look forward to our continued relationship with Auris.”

Encision Inc. designs and markets a portfolio of high-performance surgical instrumentation that delivers advances in patient safety with AEM technology, surgical performance, and value to hospitals across a broad range of minimally invasive surgical procedures. Based in Boulder, Colorado, the company pioneered the development and deployment of Active Electrode Monitoring, AEM technology, to eliminate dangerous stray energy burns during minimally invasive procedures. For additional information about all our products, please visit www.encision.com.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this press release and elsewhere that look forward in time, which include everything other than historical information, involve risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, among others, its ability to develop new or enhanced products and have such products accepted in the market, its ability to increase net sales through the Company’s distribution channels, its ability to compete successfully against other manufacturers of surgical instruments, insufficient quantity of new account conversions, insufficient cash to fund operations, delay in developing new products and receiving FDA approval for such new products and other factors discussed in the Company’s filings with the Securities and Exchange Commission. Readers are encouraged to review the risk factors and other disclosures appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise.

CONTACT: Mala Ray, Encision Inc., 303-444-2600, mray@encision.com

Encision Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Product revenue	$1,734	$1,999	$5,348	$5,093
Service revenue	210	164	718	298
Total revenue	1,944	2,163	6,066	5,391

Product cost of revenue	828	976	2,729	2,501
Service cost of revenue	106	81	356	150
Total cost of revenue	934	1,057	3,085	2,651

Gross profit	1,010	1,106	2,981	2,740
Operating expenses:
Sales and marketing	505	581	1,595	1,513
General and administrative	327	373	994	999
Research and development	194	139	584	443
Total operating expenses	1,026	1,093	3,173	2,955
Operating (loss) income	(16)	13	(192)	(215)
Interest expense, extinguishment of debt income and other income, net	—	586	529	684
(Loss) income before provision for income taxes	(16)	599	337	469
Provision for income taxes	—	—	—	—
Net (loss) income	$(16)	$599	$337	$469
Net (loss) income per share—basic and diluted	$0.00	$0.05	$0.03	$0.04
Weighted average number of basic shares	11,678	11,583	11,599	11,583
Weighted average number of diluted shares	11,678	11,709	12,045	11,750

Encision Inc.

Unaudited Condensed Balance Sheets

(in thousands)

	December 31, 2021	March 31, 2021
ASSETS
Cash	$1,424	$1,474
Accounts receivable, net	1,029	1,024
Inventories, net	1,406	1,446
Prepaid expenses and other assets	149	154
Total current assets	4,008	4,098
Equipment, net	235	266
Right of use asset	856	1,061
Patents, net	189	213
Other assets	31	21
Total assets	$5,319	$5,659
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$531	$390
Secured notes	18	20
Accrued compensation	238	182
Other accrued liabilities	138	282
Accrued lease liability	357	303
Total current liabilities	1,282	1,177
Secured notes	212	220
Accrued lease liability	648	927
Unsecured promissory note	—	533
Total liabilities	2,142	2,857
Common stock and additional paid-in capital	24,304	24,265
Accumulated (deficit)	(21,127)	(21,463)
Total shareholders’ equity	3,177	2,802
Total liabilities and shareholders’ equity	$5,319	$5,659

Encision Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Nine Months Ended
	December 31, 2021	December 31, 2020
Operating activities:
Net income	$337	$469
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Extinguishment of debt income	(533)	(599)
Depreciation and amortization	86	68
Share-based compensation expense	30	25
Other income from release of accounts payable	—	(56)
(Recovery from) doubtful accounts, net	(35)	(31)
(Recovery from) provision for inventory obsolescence, net	(28)	24
Changes in operating assets and liabilities:
Right of use asset, net	(20)	68
Accounts receivable	30	(130)
Inventories	67	80
Prepaid expenses and other assets	(5)	(108)
Accounts payable	142	87
Accrued compensation and other accrued liabilities	(88)	212
Net cash (used in) provided by operating activities	(17)	109

Investing activities:
Acquisition of property and equipment	(18)	(4)
Patent costs	(13)	(16)
Net cash (used in) investing activities	(31)	(20)

Financing activities:
Net proceeds from options exercised	8	—
(Paydown of) credit facility, net change	—	(371)
(Paydown of) secured notes	(10)	—
EIDL loan	—	152
Unsecured promissory note	—	599
Net cash (used in) generated by financing activities	(2)	380

Net (decrease) increase in cash	(50)	469
Cash, beginning of period	1,474	385
Cash, end of period	$1,424	$854